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                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and to the use of our reports dated February 7, 1997, with respect to the financial statements of Security Benefit Life Insurance Company and the financial statements of Security Varilife Separate Account included in the Registration Statement on Form S-6 and the related Prospectus of Security Elite Benefit.

                                                              Ernst & Young LLP

Kansas City, Missouri
April 24, 1997